UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2021

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 24, 2021, the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board to nine members and appointed Angela L. Kleiman as a director, effective December 31, 2021. The Board has determined that Ms. Kleiman qualifies as an independent director under New York Stock Exchange (the “NYSE”) rules and the Company’s corporate governance guidelines. Additionally, the Board has determined that Ms. Kleiman qualifies as an audit committee financial expert pursuant to the definition adopted by the Securities and Exchange Commission and the listing standards of the NYSE. The Board also appointed Ms. Kleiman to serve on the Audit Committee, effective January 1, 2021.

There are no arrangements or understandings between Ms. Kleiman and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Kleiman has an interest requiring disclosure herein under Item 404(a) of Regulation S-K. Ms. Kleiman will be compensated in accordance with the Company's non-employee director compensation program. The Company will enter into its standard indemnification agreement with Ms. Kleiman.

Ms. Kleiman currently serves as Senior Executive Vice President and Chief Operating Officer of Essex Property Trust (NYSE: ESS) (“Essex”), a fully integrated real estate investment trust (REIT) and an S&P 500 company. Essex acquires, develops, redevelops and manages multifamily residential properties in select West Coast markets. Ms. Kleiman leads operations, which includes asset and property management, technology and data analytics, research and redevelopment. Ms. Kleiman previously served as the Essex Executive Vice President and Chief Financial Officer from 2015 to 2020 and managed the Essex Private Equity platform from 2009 to 2015. Prior to joining Essex, Ms. Kleiman held roles in institutional investment management and investment banking including Senior Equity Analyst and Vice President of Investor Relations at Security Capital and Vice President within J.P. Morgan's Real Estate & Lodging Investment Banking Group. Ms. Kleiman began her career in real estate development management in 1991. She holds a Bachelor of Science degree from Northwestern University and a Master of Business Administration degree from the Kellogg School of Management of Northwestern University. She is a member of the National Association of Real Estate Investment Trusts (NAREIT) and the National Multifamily Housing Council.

Departure of a Director

In connection with the Company’s ongoing pursuit of enhanced Board diversity and refreshment, on December 24, 2021, Peter E. Schwab provided notice to the Company of his decision not to stand for re-election to the Board and to retire at the end of his current term, which will conclude at the Company’s annual meeting of stockholders occurring in 2022. Mr. Schwab’s decision was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Following his retirement from the Board, the size of the Board will be reduced back to eight members.

Grant of LTIP Units and Performance Units

On December 23, 2021, the Compensation Committee of the Company’s Board approved the grant under the Second Amended and Restated Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P., 2013 Incentive Award Plan to Messrs. Schwimmer, Frankel and Lanzer and Ms. Clark (collectively, the “executives”) of LTIP Units of the Operating Partnership (“LTIP Units”) and Performance Units of the Operating Partnership (“Performance Units”) (collectively, the “awards”). The following is a brief description of the material terms and conditions of the awards.

The table below sets forth the number of time-based LTIP Units awarded to each of the executives. This current award of LTIP Units will vest with respect to one-third of the LTIP Units on each of the first, second and third anniversaries of December 23, 2021, subject to the executive’s continued employment through the applicable vesting date.

Name	Total LTIP Units
Howard Schwimmer	37,741
Michael Frankel	37,741
Laura Clark	10,645
David Lanzer	6,903

The table below sets forth the total number of Performance Units awarded to each of the executives that will vest, as well as the number of Performance Units that constitute absolute TSR base units, relative TSR base units and Core FFO Per-Share base units that will vest, upon attainment of the “target” level described below.

Name	Total Performance Units	Absolute TSR Base Units	Relative TSR Base Units	Core FFO Per-Share Base Units
Howard Schwimmer	46,129	15,376	15,376	15,377
Michael Frankel	46,129	15,376	15,376	15,377
Laura Clark	13,097	4,366	4,366	4,365
David Lanzer	8,516	2,839	2,839	2,838

Pursuant to their respective OPP Performance Unit Agreements, each executive has been awarded a number of Performance Units equal to the number of Performance Units that would vest upon attainment of the “maximum” level described below; however, Performance Units will vest only in a number of units that corresponds to the attainment of the performance outcomes set forth in the table below.

With respect to the absolute TSR base units, the relative TSR base units and Core FFO Per-Share base units, in the event that the Company’s total shareholder return (“TSR”) percentage or Core FFO per share growth over the three-year performance period is achieved at the applicable “threshold,” “target,” “high” or “maximum” level as set forth below, the award will become vested with respect to the percentage of absolute TSR base units, relative TSR base units or Core FFO Per-Share base units, as applicable, set forth below:

	Performance Range
Performance Unit Metric	Threshold (50% Earned)	Target (100% Earned)	High (200% Earned)	Maximum (300% Earned)
Absolute TSR	18%	24%	30%	40%
Relative TSR	35th percentile	55th percentile	75th percentile	90th percentile
Core FFO Per-Share Growth	10%	14%	18%	24%

Except as described herein, the terms and conditions of these awards are materially consistent with the terms and conditions of the LTIP Units and Performance Units granted to the executives on December 22, 2020, as described in the Company’s Current Report on Form 8-K filed on December 30, 2020. The description of these awards is subject to and qualified in their entirety by the terms of the forms of Time-Based LTIP Unit Agreement and OPP Performance Unit Agreement, filed as Exhibit 10.18 and Exhibit 10.19, respectively, with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 24, 2021, the Company’s Board approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”). The amendments expand the Company’s policy against retaliation to expressly allow employees to give honest statements, to appear before an administrative agency investigating an alleged violation of discrimination laws, to give statements as required or permitted by law or federal and state agencies, and to discuss or disclose information about factual unlawful acts in the workplace. The amended Code of Conduct does not result in any waiver to any officer, director or employee of the Company, explicit or implicit, from any provision of the Code of Conduct as in effect prior to the Board’s action to amend the Code of Conduct. The amended Code of Conduct is applicable to all directors, officers and employees of the Company and its subsidiaries.

The foregoing description of the amended Code of Conduct is a summary and is qualified in its entirety by the full text thereof, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company’s amended Code of Conduct will also be posted on the “Company Information—Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.rexfordindustrial.com.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
14.1	Rexford Industrial Realty, Inc. Code of Business Conduct and Ethics

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Dated: December 29, 2021	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.

Dated: December 29, 2021	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer